Exhibit 99.2

Press Release

Focus Brands and Jamba Juice

Announce Definitive Merger Agreement

ATLANTA, Georgia and FRISCO, Texas, (August 2, 2018) — Focus Brands Inc. (“FBI”) and Jamba, Inc. (Nasdaq: JMBA) (“Jamba”) today announced that the companies have entered into a definitive merger agreement under which FBI will acquire Jamba for $13.00 per share in cash, in a transaction valued at approximately $200 million.

Statement by Steve DeSutter, Chief Executive Officer of Focus Brands Inc.

“Benefiting from an extremely loyal customer base and strong franchise operators, Jamba Juice is one of the category leaders in the fast growing smoothie and juice category,” said Steve DeSutter, CEO of Focus Brands Inc.  “We are excited to welcome Jamba Juice with such an iconic heritage into our family of well-known and highly loved ‘fan favorite’ brands.”

Statement by Dave Pace, Chief Executive Officer of Jamba, Inc.

“We are delighted to have reached this agreement with Focus Brands and are confident that it will result in a positive outcome for our guests, our franchisees and our employees”, said Dave Pace, CEO of Jamba, Inc. “Over the last few years, we have worked hard to strengthen our foundation and reposition this iconic brand for the future. Partnering with Focus Brands will allow us to build on this work and further accelerate the Company’s growth.”

Transaction Details

Under the terms of the agreement, a subsidiary of FBI will commence a tender offer to purchase all of the outstanding shares of Jamba common stock for $13.00 per share in cash. The tender offer is subject to customary conditions, including antitrust clearance and the tender of a majority of the outstanding shares of Jamba common stock. Following successful completion of the tender offer, FBI would acquire all remaining shares not tendered in the offer through a merger at the same price as in the tender offer. The transaction is expected to close during the third quarter of 2018 and will be funded by FBI using cash on hand and available borrowing capacity under its existing credit facilities.

Following the close of the transaction, Jamba will be a privately-held subsidiary of FBI and will continue to be operated as an independent brand.

Focus Brands is majority owned by affiliates of Roark, an Atlanta based private equity firm that focuses on investing in franchised and multi-unit businesses in the restaurant, retail and other consumer sectors.

Certain funds advised by Engaged Capital, LLC and Indus Capital Partners, LLC, which collectively own approximately 27% of the outstanding shares of Jamba, have entered into agreements to tender their shares in the tender offer.

Advisors

North Point Advisors LLC is serving as financial advisor and DLA Piper LLP is serving as legal counsel to Jamba. Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel to FBI.

About Focus Brands Inc.

Atlanta-based Focus Brands Inc. is a leading developer of global multi-channel foodservice brands. FBI, through its affiliate brands, is the franchisor and operator of more than 5,000 restaurants, cafes, ice cream shoppes and bakeries in the United States, the District of Columbia, Puerto Rico and over 50 foreign countries under the brand names Carvel®, Cinnabon®, Schlotzsky’s®, Moe’s Southwest Grill®, Auntie Anne’s® and McAlister’s Deli®, as well as Seattle’s Best Coffee® on certain military bases and in certain international markets.  Please visit www.focusbrands.com to learn more.

About Jamba, Inc.

Jamba, Inc. (Nasdaq: JMBA) through its wholly-owned subsidiary, Jamba Juice Company, is a global healthy lifestyle brand that inspires and simplifies healthful living through freshly blended whole fruit and vegetable smoothies, bowls, juices, cold-pressed shots, boosts, snacks, and meal replacements. Jamba’s blends are made with premium ingredients free of artificial flavors and preservatives so guests can feel their best and blend the most into life. Jamba Juice® has more than 800 locations worldwide. For more information, visit www.jambajuice.com.

About Roark

Roark focuses on investing in franchised and multi-unit businesses in the retail, restaurant, consumer and business services sectors. Since inception, affiliates of Roark have invested in 64 franchise/multi-unit brands, which collectively generate $32 billion in annual system revenues from 32,000 locations in 50 states and 81 countries. For more information, please visit www.roarkcapital.com

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Jamba stock. At the time the tender offer is commenced, Jay Merger Sub, Inc., a wholly owned subsidiary of FBI (“Merger Sub”), will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and Jamba will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of Jamba are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that Merger Sub files with the SEC will be made available to all stockholders of Jamba free of charge from the information agent for the tender offer.  The solicitation/recommendation statement and the other documents filed by Jamba with the SEC will be made available to all stockholders of Jamba free of charge at www.ir.jambajuice.com.

Cautionary Note Regarding Forward-Looking Statements

Certain forward-looking statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the surviving company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.  Forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict.  As a result, actual future results and trends may differ materially from what is forecast in forward-looking statements.  The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements:  (i) uncertainties as to the timing of the tender offer; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for Jamba will be made; (iv) uncertainty surrounding how many of Jamba’s stockholders will tender their shares in the tender offer; (v) the possibility that any or all of the various conditions to the consummation of the tender offer may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities; (vi) the possibility that prior to the completion of the transactions contemplated by the merger agreement, Jamba’s business may experience significant disruptions due to transaction-related uncertainty; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (viii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (ix) other factors as set forth from time to time in Jamba’s filings with the SEC, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the tender offer statement, solicitation/recommendation statement and other tender offer documents that will be filed by FBI, Merger Sub and Jamba, as applicable.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Focus Brands, Merger Sub and Jamba do not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

Focus Brands Contact

Lucas Bravo

Vice President, Finance and Treasury

LBravo@focusbrands.com

404-978-4755

Jamba Contact

Todd Wilson

Vice President, Finance and Investor Relations
investors@jambajuice.com

469-294-9749